SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2004

MICRON ENVIRO SYSTEMS, INC.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are pleased to announce that the operator has informed us that drilling operations at the Manahuilla Creek Prospect in Goliad County, Texas are progressing smoothly.  At 6:30 am Tuesday, May 18th the drill reached a depth of 6,000 feet toward a target depth of 7,000 feet. Yesterday, after drilling out from intermediate casing two series of sands were encountered.  The first sand included a 58-foot zone.  Mud weight was cut indicating the bottom hole pressure in excess of 3,000 pounds, a geo-pressured zone.  There were also sporadic oil shows in the form of fluorescents in the sands.  The second series of gas shows occurred 400 feet lower down.  These occur in concurrence with four drilling breaks of between 4 and 20 feet.  Bottom hole pressures indicated approximately 3,800 pounds.

The operator also stated that, “We stress that until the well is logged, we cannot confirm that these will be productive zones; however, these signs are very encouraging.  These results confirm that we are in a geo-pressured environment which is highly charged with hydrocarbons. We look forward to reporting further results after we enter our primary target, the Expanded Yegua Sands.” Barring any unforeseen issues, total depth is expected later this week and e-logging is expected to commence soon after wards.

Bernard McDougall, our president stated, “This is great news from the operator.  This well is displaying very encouraging signs for success.  Given the current extremely high prices for oil and gas, this would be a great time to have a new discovery.”

We are an emerging oil and gas company that has both oil and gas producing properties. Our  goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have thirteen independent sources of oil and/or gas revenue. Our production is from nine oil wells in Canada and three wells producing both oil and gas revenue in Texas. We are currently involved in four separate multi-well oil and gas prospects, and we continue to look for additional projects that would contribute in building market capitalization.

If you have any questions, please call our office at (604) 646-6903.  If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         May 19, 2004